As filed with the Securities and Exchange Commission on August 3, 2007.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RENT-A-CENTER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-0491516
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5501 Headquarters Drive
Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)
RENT-A-CENTER, INC. DEFERRED COMPENSATION PLAN
(Full Title of the Plan)

Dawn M. Wolverton, Esq.
Associate General Counsel and Assistant Secretary
5501 Headquarters Drive
Plano, Texas 75024
(Name and Address of Agent For Service)

(972) 801-1100
(Telephone Number, Including Area Code, of Agent For Service )
Copies to:
Thomas W. Hughes, Esq.
James R. Griffin, Esq.
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Telephone: (214) 855-8000
Facsimile: (214) 855-8200
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities To Be Registered	Registered	Unit	Price	Registration Fee
Deferred Compensation Obligations(1)	$10,000,000	100%	$10,000,000	$307.00
Common Stock, par value $0.01 per share	1,500,000(2)	$18.925(3)	$28,387,500(3)	$871.49
				$1,178.49

(1)	The Deferred Compensation Obligations are unsecured obligations of Rent-A-Center, Inc. to pay deferred compensation in the future in accordance with the terms of the Rent-A-Center, Inc. Deferred Compensation Plan.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend, or similar capital adjustment

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant’s common stock, par value $0.01 per share, on August 1, 2007 (as reported on The Nasdaq Global Select Market).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which were filed by Rent-A-Center, Inc. (the “Registrant”), with the Securities and Exchange Commission (the “Commission”), and any future filings made by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents:
     1. Annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 1, 2007;
     2. Quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 4, 2007;
     3. Quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed with the Commission on August 3, 2007;
     4. Current report on Form 8-K/A, dated November 16, 2006, filed with the Commission on January 31, 2007.
     5. Current report on Form 8-K, dated March 14, 2007, filed with the Commission on March 15, 2007
     6. Current report on Form 8-K, dated July 31, 2007, filed with the Commission on August 3, 2007; and
     7. The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
Item 4. Description of Securities.
     The deferred compensation obligations registered pursuant to this Registration Statement are unsecured general obligations of the Registrant to pay the value of deferred compensation accounts in accordance with the terms and conditions of the Rent-A-Center, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which is filed as Exhibit 4.7 to this Registration Statement and incorporated herein by reference. The following is a general description of the terms and conditions of the Deferred Compensation Plan.
     The Deferred Compensation Plan is a non-qualified deferred compensation plan available to those employees of the Registrant who are selected to participate in the Deferred Compensation Plan by the Registrant’s Chief Executive Officer or a committee of the Registrant’s board of directors and who, because of their positions and responsibilities, contribute materially to the continued growth, development and future business success of the Registrant or are charged with the overall management of the daily operating activities of the Registrant. An eligible employee may elect to defer base salary, cash bonuses, commissions and performance-based compensation as approved by the Registrant.

     The amount of compensation to be deferred by each participant will be determined pursuant to the terms of the Deferred Compensation Plan based on elections by the participant. A participant may elect to defer annually up to 50% of base salary and up to 100% of any cash bonus, commissions, or performance-based compensation. If a participant elects to defer compensation under the Deferred Compensation Plan, the participant must elect to defer a minimum of $1,000 of compensation for a plan year, and may not defer more than $250,000 of compensation in any plan year.
     The Deferred Compensation Plan provides that the Registrant may make a matching contribution on behalf of each participant equal to a percentage of base salary, cash bonuses, commissions, and performance-based compensation deferred by the participant for the plan year. The Deferred Compensation Plan also provides that the Registrant may make a matching contribution for amounts that would have been made on the behalf of the participant to the Registrant’s tax-qualified 401(k) plan, but were otherwise limited by the 401(k) plan or the Internal Revenue Code. In addition, the Deferred Compensation Plan provides that the Registrant may make a discretionary contribution on the behalf of a participant. Any matching contribution or discretionary contribution made by the Registrant to a participant’s account may be in any amount the Registrant may from time to time see fit, and the amount credited to a participant’s account as a matching or discretionary contribution for a plan year may be larger or smaller than the amount credited to the account of any other participant for that plan year.
     Unless otherwise provided in connection with a specific matching contribution or discretionary contribution made by the Registrant on behalf of a participant, a participant will vest in each matching contribution and discretionary contribution ratably over a period of five years at a rate of 20% per year of service. This vesting period is based on the participant’s total years of service with the Registrant, not just the participant’s years of service with the Registrant since the matching contribution and/or discretionary contribution was made to the Deferred Compensation Plan. Notwithstanding the foregoing, a participant who is not 100% vested will become 100% vested in his or her account as a result of his or her death, Disability (as defined in the Deferred Compensation Plan), retirement on or after the date the participant turns 55 years of age, the termination of the Deferred Compensation Plan, or as a result of a Change in Control (as defined in the Deferred Compensation Plan). While the income taxation of amounts contributed to the Deferred Compensation Plan is intended to be deferred until such time as a participant receives a distribution of the balance in his or her account, contributions to the Deferred Compensation Plan are subject to Federal Contribution Insurance Act taxes when they are no longer subject to a substantial risk of forfeiture (i.e., when the participant is vested in the contribution).
     Amounts deferred under the Deferred Compensation Plan for a participant along with any matching contributions or discretionary contributions are credited to an account maintained on the participant’s behalf by the Registrant. Under the Deferred Compensation Plan, each participant may elect to allocate the amount credited to his or her account among certain investment alternatives offered under the Deferred Compensation Plan, including the common stock of the Registrant (referred to in the Deferred Compensation Plan as a “Measurement Share”). However, such investment alternatives are merely measurement funds and amounts deferred under the Deferred Compensation Plan are not required to actually be invested in the investment alternatives, although the Registrant may choose to do so. Accordingly, the participants may not have an actual investment in these investment alternatives. The investment alternatives are used only for purposes of crediting or debiting the accounts of each participant with deemed acquisitions, dispositions, earnings or losses as if the deferred amounts along with any matching contributions or discretionary contributions were actually invested in accordance with the participant’s investment elections. Participants may periodically reallocate their account balances among the available investment options.
     Any contributions that a participant elects to be allocated to Measurement Shares will be deemed invested in whole and fractional shares of common stock of the Registrant. Measurement Shares are not actual shares of common stock of the Registrant but are notional shares that track the changes in the fair market value of the common stock of the Registrant. On any given day, the value of a Measurement Share will be equal to the fair market value of a share of common stock of the Registrant on that date. A participant may reallocate the portion of their account deemed invested in Measurement Shares among the available investment elections at any time permitted under the Deferred Compensation Plan.
     Any dividends or other distributions that would have been paid to a participant had his or her deferred compensation account balance actually been invested in an investment vehicle represented by the investment option in which the participant’s account is deemed invested will be deemed reinvested in the applicable investment option.

     A participant’s account balance will generally be paid out in a lump sum following the participant’s termination of employment with the Registrant. However, upon a participant’s election, a participant’s account balance will be paid out in 15 annual installments, commencing no later than 60 days following the participant’s termination of employment if the termination of the participant’s employment is a result of the participant’s retirement on or after the date the participant turns 55 years of age, unless the participant is considered a specified employee, as defined under section 409A of the Internal Revenue Code, in which case the distribution of the participant’s account will begin on the six-month anniversary of the date of any such termination of employment. In addition, in the event:
•	of a participant’s death;

•	a participant incurs a termination of employment with the Registrant by reason of the participant’s Disability;

•	the participant previously elected in connection with a Change in Control of the Registrant; or

•	a participant’s total account balance at any time after such participant’s termination of participation in the Deferred Compensation Plan is equal to or less than $15,500, or such other limit as may be established under section 402(g)(1)(B) of the Internal Revenue Code as may be established by the Internal Revenue Service, the participant’s total account balance will be paid in a single lump sum no later than 60 days following any such termination of employment, unless the participant is considered a specified employee, as defined under section 409A of the Internal Revenue Code, in which case the distribution of the participant’s account will begin on the six-month anniversary of the date of any such termination of employment.
     In connection with his or her deferral election each plan year, a participant may elect to receive a distribution of all or a portion of such deferrals and any related matching contributions and earnings as of a specified date. The specified date may not be earlier than five (5) years from the date of the deferral to which the election relates, and no later than the first day of the plan year following the plan year in which the participant turns age 59 1/2. A distribution as of a specified date will be paid in a lump sum no later than 60 days following the first day of the plan year specified by the participant. Notwithstanding the forgoing, the distribution of a participant’s account as a result of the participant’s termination of employment for any reason, including a participant’s retirement, death, or Disability, or as a result of a Change in Control of the Registrant or the termination of the Deferred Compensation Plan will take precedence over a participant’s election to have a portion of his account distributed as of a specified date.
     A participant may obtain a distribution of all or a portion of his account if the participant experiences a severe financial hardship as a result of an unforeseeable emergency, which may be either:
•	an illness or accident of the participant, the participant’s spouse, or the participant’s dependent;

•	a loss of the participant’s property due to casualty; or

•	such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.
Any such distribution will not exceed the lesser of (i) the vested balance in the participant’s account, or (ii) the amount necessary to satisfy the unforeseeable emergency, including any amounts necessary to pay any federal, state or local income taxes or penalties. A distribution as a result of such an unforeseeable emergency will be paid in a lump sum no later than 60 days following the date such distribution is approved by the Registrant.
     In connection with any distribution, the portion of a participant’s account balance allocated to Measurement Shares will be paid out in whole shares of common stock of the Registrant which are purchased on the open market in connection with the liquidation of the participant’s account, and the portion of a participant’s account balance allocated to any other investment option as well as the portion of the participant’s account allocated to Measurement Shares which represent fraction shares of common stock of the Registrant will be paid out in cash.
     A participant’s rights in the deferred compensation obligations may not be transferred, assigned, anticipated, hypothecated or otherwise encumbered. The deferred compensation obligations are not convertible into securities of the Registrant other than with respect to any portion of a participant’s account balance deemed invested in Measurement Shares. As described above, a participant’s benefits paid out in respect of any portion of such participant’s account balance allocated to Measurement Shares will be paid in whole shares of common stock of the Registrant while any fractional Measurement Shares will be distributed in cash. No trustee has been appointed to take action with respect to the deferred compensation obligations and each participant will be responsible for enforcing his or her own rights with respect to the deferred compensation obligations.
     The Registrant retains the right, at any time and in its sole discretion, to amend or terminate the Deferred Compensation Plan, in whole or in part. No amendment of the Deferred Compensation Plan shall impair the deferred compensation obligations accrued prior to such amendment, except that in the event the Deferred Compensation Plan is terminated, payment in respect of participants’ accounts shall occur not later than the last business day of the month following the month in which the termination is made effective and in the event of a change in law that would result in the Deferred Compensation Plan being deemed to be a funded plan for tax purposes or for purposes of ERISA, the Registrant retains the right to amend the Deferred Compensation Plan to the extent necessary to preserve the status of the Deferred Compensation Plan as an unfunded plan. In addition, in the event a participant becomes subject to federal income tax on all or any portion of his or her account balance for which such participant is not then scheduled to receive a distribution under the Deferred Compensation Plan, the Registrant may, in its sole discretion, accelerate the payment of the participant’s entire account balance in a lump sum to a date determined by the Registrant.
     The foregoing is not a complete legal description of the deferred compensation obligations, and is qualified in its entirety by reference to the Deferred Compensation Plan.
     In addition to the deferred compensation obligations which are being registered on this Registration Statement, this Registration Statement also registers the shares of the Registrant’s common stock distributable under the Deferred Compensation Plan in accordance with the above Deferred Compensation Plan provisions. The description of the Registrant’s common stock has been incorporated by reference in Item 3, above.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
Delaware General Corporation Law
     Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
Certificate of Incorporation, as Amended
     The Registrant’s certificate of incorporation, as amended, provides that its directors shall not be personally liable to the Registrant or to the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders,

•	for acts or occasions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	in respect of certain unlawful dividend payments or stock purchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.
     If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Registrant’s directors, in addition to the limitation on personal liability provided in the certificate of incorporation, will be limited to the fullest extent permitted by the DGCL. Further, if such provision of the certificate of incorporation is repealed or modified by the Registrant’s stockholders, such repeal or modification will be prospective only, and will not adversely affect any limitation on the personal liability of directors arising from an act or omission occurring prior to the time of such repeal or modification.
Amended and Restated Bylaws
     The Registrant’s bylaws provide that the Registrant shall indemnify and hold harmless its directors threatened to be or made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director of the Registrant, whether the basis of such a proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, to the fullest extent authorized by the DGCL or any other applicable law, against all expense, liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, so long as a majority of a quorum of disinterested directors, the stockholders or legal counsel through a written opinion determines that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, and in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder and shall inure to the benefit of his or her heirs, executors and administrators. The bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons, including the prepayment of any such benefit.

Insurance
     The Registrant has obtained a directors’ and officers’ liability insurance policy insuring the directors and officers of the Registrant against certain losses resulting from wrongful acts committed by them as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation of Rent-A-Center, Inc., as amended (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated as of December 31, 2002.)

4.2	Certificate of Amendment to the Certificate of Incorporation of Rent-A- Center, Inc., dated May 19, 2004 (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.)

4.3	Amended and Restated Bylaws of Rent-A-Center, Inc. (Incorporated herein by reference to Exhibit 3.(ii) to the Registrant’s Current Report on Form 8-K dated as of September 20, 2005.).

4.4	Form of Certificate evidencing Common Stock (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A filed on January 13, 1999.).

4.5	Certificate of Designations, Preferences and relative Rights and Limitations of Series C Preferred Stock of Rent-A-Center, Inc. (Incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-4 filed July 11, 2003.)

4.6	Certificate of Elimination of Series C Preferred Stock. (Incorporated herein by reference to Exhibit 3.(i) to the Registrant’s Current Report on Form 8-K dated as of September 20, 2005.)

4.7	Rent-A-Center, Inc. Deferred Compensation Plan. (Incorporated herein by reference to Exhibit 10.28 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

5.1*	Opinion of Fulbright & Jaworski L.L.P. regarding the validity of the securities being registered.

23.1*	Consent of Fulbright & Jaworski L.L.P. (included as part of Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP

24	Power of Attorney (See Signature Page to this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plano, State of Texas, on this 31st day of July, 2007.

RENT-A-CENTER, INC.
By:	/s/ Robert D. Davis
Robert D. Davis
Senior Vice President — Finance, Treasurer and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Speese and Robert D. Davis, as his or her true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for him or her on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Mark E. Speese Mark E. Speese	Chairman of the Board and Chief Executive Officer	July 31, 2007
(Principal Executive Officer)

/s/ Mitchell E. Fadel Mitchell E. Fadel	President, Chief Operating Officer and Director	July 31, 2007

/s/ Robert D. Davis Robert D. Davis	Senior Vice President — Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2007

	Director	July 31, 2007
Mary Elizabeth Burton

/s/ Peter P. Copses	Director	July 31, 2007
Peter P. Copses

	Director	July 31, 2007
Jeffery M. Jackson

Signature	Title	Date
/s/ Michael J. Gade	Director	July 31, 2007
Michael J. Gade

/s/ J.V. Lentell	Director	July 31, 2007
J.V. Lentell

/s/ Leonard H. Roberts	Director	July 31, 2007
Leonard H. Roberts

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation of Rent-A-Center, Inc., as amended (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated as of December 31, 2002.)

4.2	Certificate of Amendment to the Certificate of Incorporation of Rent-A- Center, Inc., dated May 19, 2004 (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.)

4.3	Amended and Restated Bylaws of Rent-A-Center, Inc. (Incorporated herein by reference to Exhibit 3.(ii) to the Registrant’s Current Report on Form 8-K dated as of September 20, 2005.).

4.4	Form of Certificate evidencing Common Stock (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A filed on January 13, 1999.).

4.5	Certificate of Designations, Preferences and relative Rights and Limitations of Series C Preferred Stock of Rent-A-Center, Inc. (Incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-4 filed July 11, 2003.)

4.6	Certificate of Elimination of Series C Preferred Stock. (Incorporated herein by reference to Exhibit 3.(i) to the Registrant’s Current Report on Form 8-K dated as of September 20, 2005.)

4.7	Rent-A-Center, Inc. Deferred Compensation Plan. (Incorporated herein by reference to Exhibit 10.28 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

5.1*	Opinion of Fulbright & Jaworski L.L.P. regarding the validity of the securities being registered.

23.1*	Consent of Fulbright & Jaworski L.L.P. (included as part of Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP

24	Power of Attorney (See Signature Page to this Registration Statement).

*	Filed herewith.